SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2018
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”), and its subsidiaries, GFN Asia Pacific Finance Pty Ltd, an Australian corporation (“GFNAPF”), Royal Wolf Holdings Limited, an Australian corporation (“RWH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).

TABLE OF CONTENTS
		Page

Item 3.02	Unregistered Sales of Equity Securities	1

Item 8.01	Other Events	1

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Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 8.01   Other Events

On September 19, 2017 Bison Capital Partners V., L.P. (“Bison”), GFN, GFN U.S. and two of their Australian subsidiaries, GFN Asia Pacific Holdings Pty Ltd. (“Holdings”) and GFN Asia Pacific Finance Pty Ltd. (“Finance” and collectively with GFN, GFN U.S. and Holdings, the “GFN Parties”), entered into that certain Amended and Restated Securities Purchase Agreement dated September 19, 2017 (the “Amended Securities Purchase Agreement”). On September 25, 2017, Holdings and Finance issued and sold to Bison an 11.9% secured senior convertible promissory note in the original principal amount of $26,000,000 (the “Convertible Note”) pursuant to the Amended Securities Purchase Agreement in connection with the Company’s acquisition of all of the outstanding publicly-traded shares of its subsidiary Royal Wolf not owned by the Company which was completed on October 31, 2017.

The Convertible Note grants Holdings and Finance the right to force the holders of the Convertible Note to convert all or a portion of the Convertible Note into shares of GFN common stock based upon a price of $8.50 per share, subject to adjustment as described in the Convertible Note, if the following conditions are met: (i) GFN common stock trades above 150% of the conversion price over 30 consecutive trading days and (ii) the aggregate dollar value of all GFN common stock traded on NASDAQ exceeds $600,000 over a period of 20 consecutive days. The Convertible Note defines the satisfaction of these conditions as a “Conversion Threshold Event.”

A Conversion Threshold Event occurred on September 5, 2018 and on September 6, 2018 the GFN Parties elected to force the conversion of the Convertible Notes at its meeting of the GFN Board of Directors. On September 10, 2018 the GFN Parties delivered a notice to the holders of the Convertible Notes requiring the conversion of all of the principal amount of the Convertible Notes into 3,058,824 shares of the Company’s common stock at the price of $8.50 per share, effective September 10, 2018. As of June 30, 2018, the Company had 27,017,606 shares of common stock outstanding.

With the conversion, the Company’s leverage ratio improves from 4.6x to approximately 4.3x on a pro forma basis at June 30, 2018. In addition, the annual savings in interest expense to be realized at Royal Wolf will be approximately $3.1 million.

The foregoing description of the Convertible Note is qualified in its entirety by the Convertible Note, which is incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32845) filed on September 28, 2017) and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: September 10, 2018	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

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